UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported April 22, 2009

The Finish Line, Inc.
(Exact Name of Registrant as Specified in Charter)

Indiana	0-20184	35-1537210
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3308 North Mitthoeffer Road, Indianapolis, Indiana	46235
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (317) 899-1022

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On April 22, 2009, Larry J. Sablosky, a director of The Finish Line, Inc. (the “Company”), advised the Company that he will not stand for reelection as a director when his term expires at the next annual meeting of the Company’s Shareholders, which is scheduled to be held on July 23, 2009.

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 23, 2009, the Board of Directors of the Company approved certain amendments to the Bylaws of The Finish Line, Inc. (the “Amended and Restated Bylaws”), which became effective upon approval. The principal changes between the Amended and Restated Bylaws and the Bylaws in effect prior to the action by the Board of Directors (the “Former Bylaws”) are summarized below:

Shareholder Advance Notice Provisions

The Former Bylaws contained provisions governing advance notice of shareholder proposals and shareholder nominations for director elections at annual meetings. These provisions, contained in Section 4.16, were clarified and expanded by the Amended and Restated Bylaws in the following manner:

•	Shareholders submitting proposals must be shareholders of record at both the time of giving the notice of a proposal and at the time of the annual meeting.

•
The notice from the shareholder must now include (in addition to the information that was previously required) (i) the text of the proposal or business to be brought before the meeting; (ii) the name and address of the shareholder and any affiliate on whose behalf the proposal is made; (iii) the class and number of shares owned beneficially and of record by the shareholder and by any affiliate; (iv) a description of any agreement, arrangement or understanding with respect to such business between or among the shareholder and any affiliate; (v) any material interest of the shareholder or any affiliate in that business; and (vi) full disclosure of any derivative, hedging, and certain other synthetic and temporary ownership positions held by the shareholder or any affiliate if the effect is to mitigate loss or manage risk of stock price changes, or to increase the voting power.

•
In the case of a notice from a shareholder relating to nominations for elections of directors, the notice must now include, among other things, information about the qualifications of the nominees (specifically, principal occupation and employer) and information about the agreements with, and the ownership positions of, the shareholder, any affiliate of the shareholder and the nominees, including the disclosure of any derivative, hedging, and certain other synthetic and temporary ownership positions.

•
The information in the shareholder notices must be updated through the time of the annual meeting to reflect any material change in the information about derivatives and other related ownership/voting positions provided with respect to the shareholder, any affiliate or any nominee.

•	If the size of the Board of Directors is expanded, a shareholder has additional rules and opportunities for submitting a timely notice of a nomination for election as a director.

•
The changed provisions apply whether the business to be brought before an annual meeting by a shareholder is included in the Company’s proxy statement or presented through an independently financed proxy solicitation.

Uncertificated Securities

The Amended and Restated Bylaws also amend certain provisions of Article 3 in order to provide for the issuance and transfer of uncertificated securities of the Company.  The amendment enables the Company to comply with Nasdaq listing regulations that require issuers to be eligible to use the Direct Registration System operated by the Depository Trust Company for issuing and transferring shares.  The Direct Registration System only permits the use of uncertificated shares of stock and allows for book-entry ownership of stock or other securities without the issuance of physical certificates.

The foregoing description of the amendments to the Former Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 8.01.  Other Events.

On April 27, 2009, the Company issued a press release announcing a cash dividend of $0.03 per share of the Company’s Class A and Class B common stock.  The cash dividend will be payable on June 15, 2009 to shareholders of record on May 29, 2009.

A copy of the press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit Number	Description of Exhibit

	3.2	Bylaws of The Finish Line, Inc., Amended as of April 23, 2009
	99.1	Press Release, dated April 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Finish Line, Inc.

Date: April 28, 2009	By:	/s/ Edward W. Wilhelm
Edward W. Wilhelm
Executive Vice President - Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit	Location

3.2	Bylaws of The Finish Line, Inc., Amended as of April 23, 2009	Attached
99.1	Press Release, dated April 27, 2009	Attached